                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share
                             Quarter Ended June 30,

                    2001

                                        Income/(Loss)           Shares               Per-Share
                                         (Numerator)         (Denominator)             Amount
                                        -------------        -------------           ----------
Net loss                                 $(733,000)
                                         ---------
Net loss attributable to common
     shareholders                        $(733,000)
                                         =========
Basic and diluted loss per share         $(733,000)            4,366,890               $(0.17)
                                         =========             =========               ======

                    2000

                                        Income/(Loss)           Shares               Per-Share
                                         (Numerator)         (Denominator)             Amount
                                        -------------        -------------           ----------
Net earnings                              $311,000
                                          --------
Net earnings available to common
shareholders                              $311,000
                                         =========
Basic and diluted loss per share          $311,000              4,330,654               $0.07
                                          ========              =========               =====

                                                                    EXHIBIT 11.1

                       THE COAST DISTRIBUTION SYSTEM, INC.
                    Computation of Earnings (Loss) Per Share
                            Six Months Ended June 30,

                    2001

                                        Income/(Loss)           Shares               Per-Share
                                         (Numerator)         (Denominator)             Amount
                                        -------------        -------------           ----------
Net loss                                 $(783,000)
                                         ---------
Net loss attributable to common
    shareholders                         $(783,000)
                                         =========
Basic and diluted loss per share         $(783,000)             4,353,432              $(0.18)
                                         =========              =========               =====

                    2000

                                        Income/(Loss)           Shares               Per-Share
                                         (Numerator)         (Denominator)             Amount
                                        -------------        -------------           ----------
Net earnings                              $724,000
                                          --------
Net earnings available to common
   shareholders                           $724,000
                                          ========
Basic and diluted loss per share          $724,000              4,320,723               $0.17
                                          ========              =========               =====


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